Exhibit 99.1

Zscaler Reports Third Quarter Fiscal 2022 Financial Results
Third Quarter Highlights
•Revenue grows 63% year-over-year to $286.8 million
•Calculated billings grows 54% year-over-year to $345.6 million
•Deferred revenue grows 65% year-over-year to $818.7 million
•GAAP net loss of $101.4 million compared to GAAP net loss of $58.5 million on a year-over-year basis
•Non-GAAP net income of $24.7 million compared to non-GAAP net income of $21.4 million on a year-over-year basis
SAN JOSE, California - May 26, 2022 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its third quarter of fiscal year 2022, ended April 30, 2022.
"Enterprises continue to consolidate point products in favor of our integrated Zero Trust security platform, resulting in larger, multi-year commitments to Zscaler. We delivered 63% revenue growth and 54% billings growth, while also generating a strong free cash flow margin of 15% for the third quarter. As a result of increasing demand, we are also raising our fiscal year guidance on all financial metrics,” said Jay Chaudhry, Chairman and CEO of Zscaler. “Demanding enterprises look to Zscaler as their strategic partner of choice in their Zero Trust journey, as the world races towards network and security transformation.”

Third Quarter Fiscal 2022 Financial Highlights
•Revenue: $286.8 million, an increase of 63% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $86.6 million, or 30% of total revenue, compared to $43.9 million, or 25% of total revenue, in the third quarter of fiscal 2021. Non-GAAP income from operations was $27.2 million, or 9% of total revenue, compared to $22.9 million, or 13% of total revenue, in the third quarter of fiscal 2021.
•Net income (loss): GAAP net loss was $101.4 million, compared to $58.5 million in the third quarter of fiscal 2021. Non-GAAP net income was $24.7 million, compared to $21.4 million in the third quarter of fiscal 2021.
•Net income (loss) per share: GAAP net loss per share was $0.72, compared to $0.43 in the third quarter of fiscal 2021. Non-GAAP net income per share was $0.17, compared to $0.15 in the third quarter of fiscal 2021.
•Cash flow: Cash provided by operations was $77.2 million, or 27% of revenue, compared to $73.4 million, or 42% of revenue, in the third quarter of fiscal 2021. Free cash flow was $43.7 million, or 15% of revenue, compared to $55.8 million, or 32% of revenue, in the third quarter of fiscal 2021.
•Deferred revenue: $818.7 million as of April 30, 2022, an increase of 65% year-over-year.
•Cash, cash equivalents and short-term investments: $1,657.9 million as of April 30, 2022, an increase of $155.3 million from July 31, 2021.

Recent Business Highlights

•Launched industry-first Security Service Edge (SSE) innovations to protect enterprises from the most sophisticated cyberattacks. Delivered as part of the Zscaler Zero Trust Exchange, these innovations establish a new standard for ZTNA to minimize the attack surface, while stopping threats with private app protection, integrated deception, and privileged remote access capabilities for business and OT systems.

•Released annual Zscaler ThreatLabZ research revealing up to a 400% increase in Phishing-as-a-Service as the key source of attacks across critical industries and consumers globally, underscoring the urgency for businesses and users to adopt a Zero Trust security model.

•Invested in Zscaler’s hypergrowth strategy with the appointment of Brendan Castle, Chief People Officer. Bringing 30 years of experience from organizations like Google and Citibank, Castle will lead the expansion of Zscaler's global People and Culture organization, including talent acquisition, learning and development, internal business partners, diversity, equity and inclusion, and our workplace experience.

• As a founding member of the Cloud Security Alliance (CSA), Zscaler, along with alliance partners CrowdStrike and Okta, announced the formation of the Zero Trust Advancement Center to bring together existing research and education projects at CSA that will be disseminated online and through its global network chapters.
Financial Outlook
For the fourth quarter of fiscal 2022, we expect:
•Total revenue of $304 million to $306 million
•Non-GAAP income from operations of $33 million to $34 million
•Non-GAAP net income per share of approximately $0.20 to $0.21, assuming approximately 146 million to 147 million common shares outstanding
For the full year fiscal 2022, we expect:
•Total revenue of approximately $1.078 billion
•Calculated billings of $1.425 billion to $1.430 billion
•Non-GAAP income from operations of $106 million to $108 million
•Non-GAAP net income per share of $0.64 to $0.65, assuming approximately 147 million to 148 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs and income tax effects generated by intangible assets acquired in business acquisitions. Guidance for non-GAAP net income per share includes the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its third quarter fiscal 2022 earnings results and outlook for its fourth quarter of fiscal 2022 and full year fiscal 2022 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, May 26, 2022
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in number:	918-922-3018
Upcoming Conferences
Fourth quarter of fiscal 2022 virtual investor conference participation schedule:

•Loop Software Conference
Wednesday, June 1, 2022

•Bank of America's 2022 Global Technology Conference
Wednesday, June 8, 2022

•4th Annual Mizuho Cybersecurity Summit 2022
Monday, June 13, 2022

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2022 and full year fiscal 2022. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic factors such as the duration and global impact of COVID-19 and the Russia-Ukraine crisis on our business, operations and financial results and the economy in general; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the three months ended January 31, 2022 filed on March 9, 2022, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts

Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Revenue	$286,807	$176,404	$772,887	$476,026
Cost of revenue (1) (2)	64,022	38,977	173,974	104,839
Gross profit	222,785	137,427	598,913	371,187
Operating expenses:
Sales and marketing (1) (2)	192,132	115,730	520,991	323,022
Research and development (1) (2)	76,578	40,952	210,989	118,473
General and administrative (1) (3)	40,672	24,595	111,833	70,107
Total operating expenses	309,382	181,277	843,813	511,602
Loss from operations	(86,597)	(43,850)	(244,900)	(140,415)
Interest income	949	593	1,979	2,288
Interest expense (4)	(14,246)	(13,436)	(42,121)	(39,730)
Other income (expense), net	(2,001)	71	(3,434)	857
Loss before income taxes	(101,895)	(56,622)	(288,476)	(177,000)
Provision (benefit) for income taxes	(490)	1,837	4,150	4,006
Net loss	$(101,405)	$(58,459)	$(292,626)	$(181,006)
Net loss per share, basic and diluted	$(0.72)	$(0.43)	$(2.08)	$(1.34)
Weighted-average shares used in computing net loss per share, basic and diluted	141,422	136,385	140,403	134,938
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$6,511	$3,665	$17,596	$10,239
Sales and marketing	53,576	34,798	144,706	101,316
Research and development	31,366	15,033	89,936	47,680
General and administrative	20,113	11,681	59,467	33,384
Total	$111,566	$65,177	$311,705	$192,619
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$1,980	$1,503	$6,036	$4,510
Sales and marketing	178	73	526	219
Research and development	80	—	133	—
Total	$2,238	$1,576	$6,695	$4,729

(3) Includes asset impairment related to facility exit as follows:	$—	$—	$—	$416

(4) Includes amortization of debt discount and issuance costs as follows:	$13,887	$13,077	$41,043	$38,649

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$594,893	$275,898
Short-term investments	1,062,981	1,226,654
Accounts receivable, net	272,092	257,109
Deferred contract acquisition costs	75,897	57,373
Prepaid expenses and other current assets	41,182	31,269
Total current assets	2,047,045	1,848,303
Property and equipment, net	141,692	108,576
Operating lease right-of-use assets	45,185	44,339
Deferred contract acquisition costs, noncurrent	181,402	149,657
Acquired intangible assets, net	27,034	32,129
Goodwill	59,823	58,977
Other noncurrent assets	22,363	15,650
Total assets	$2,524,544	$2,257,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,234	$12,547
Accrued expenses and other current liabilities	43,160	22,908
Accrued compensation	102,678	93,622
Deferred revenue	731,904	571,286
Operating lease liabilities	19,600	19,842
Total current liabilities	912,576	720,205
Convertible senior notes, net	954,578	913,538
Deferred revenue, noncurrent	86,839	59,315
Operating lease liabilities, noncurrent	31,028	31,225
Other noncurrent liabilities	7,946	4,453
Total liabilities	1,992,967	1,728,736
Stockholders’ Equity
Common stock	142	139
Additional paid-in capital	1,450,139	1,131,006
Accumulated other comprehensive loss	(24,478)	(650)
Accumulated deficit	(894,226)	(601,600)
Total stockholders’ equity	531,577	528,895
Total liabilities and stockholders’ equity	$2,524,544	$2,257,631

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	April 30,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(292,626)	$(181,006)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	29,437	21,401
Amortization expense of acquired intangible assets	6,695	4,729
Amortization of deferred contract acquisition costs	48,793	28,577
Amortization of debt discount and issuance costs	41,043	38,648
Non-cash operating lease costs	18,988	15,156
Stock-based compensation expense	294,745	178,538
Amortization of investment premiums, net of accretion of purchase discounts	5,942	8,600
Deferred income taxes	(521)	(1,502)
Impairment of assets	—	416
Other	649	3
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(15,449)	(20,128)
Deferred contract acquisition costs	(99,062)	(71,130)
Prepaid expenses, other current and noncurrent assets	(10,354)	1,797
Accounts payable	2,966	6,421
Accrued expenses, other current and noncurrent liabilities	10,150	3,008
Accrued compensation	9,056	11,583
Deferred revenue	188,595	128,414
Operating lease liabilities	(20,273)	(16,221)
Net cash provided by operating activities	218,774	157,304
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(48,046)	(34,215)
Capitalized internal-use software	(14,167)	(7,047)
Payments for business acquisitions, net of cash acquired	(380)	(29,420)
Strategic investments	—	(2,877)
Purchases of short-term investments	(810,111)	(724,472)
Proceeds from maturities of short-term investments	955,279	562,744
Proceeds from sale of short-term investments	—	22,499
Net cash provided by (used in) investing activities	82,575	(212,788)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	6,190	13,910
Proceeds from issuance of common stock under the employee stock purchase plan	11,509	8,563
Payment of deferred consideration related to business acquisitions	(50)	(2,250)
Other	(3)	—
Net cash provided by financing activities	17,646	20,223
Net increase (decrease) in cash and cash equivalents (1)	318,995	(35,261)
Cash and cash equivalents at beginning of period (1)	275,898	141,851
Cash and cash equivalents at end of period (1)	$594,893	$106,590
_________
(1) We did not hold restricted cash for any periods presented.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021

Revenue	$286,807	$176,404	$772,887	$476,026

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$222,785	$137,427	$598,913	$371,187
Add:
Stock-based compensation expense and related payroll taxes	6,511	3,665	17,596	10,239
Amortization expense of acquired intangible assets	1,980	1,503	6,036	4,510
Non-GAAP gross profit	$231,276	$142,595	$622,545	$385,936
GAAP gross margin	78%	78%	77%	78%
Non-GAAP gross margin	81%	81%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(86,597)	$(43,850)	$(244,900)	$(140,415)
Add:
Stock-based compensation expense and related payroll taxes	111,566	65,177	311,705	192,619
Amortization expense of acquired intangible assets	2,238	1,576	6,695	4,729
Asset impairment related to facility exit (1)	—	—	—	416
Non-GAAP income from operations	$27,207	$22,903	$73,500	$57,349
GAAP operating margin	(30)%	(25)%	(32)%	(29)%
Non-GAAP operating margin	9%	13%	10%	11%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(101,405)	$(58,459)	$(292,626)	$(181,006)
Stock-based compensation expense and related payroll taxes	111,566	65,177	311,705	192,619
Amortization expense of acquired intangible assets	2,238	1,576	6,695	4,729
Asset impairment related to facility exit (1)	—	—	—	416
Amortization of debt discount and issuance costs	13,887	13,077	41,043	38,649
Benefit for income taxes (2)	(1,554)	—	(1,915)	—
Non-GAAP net income	$24,732	$21,371	$64,902	$55,407

GAAP net loss per share, diluted	$(0.72)	$(0.43)	$(2.08)	$(1.34)
Stock-based compensation expense and related payroll taxes	0.76	0.45	2.11	1.33
Amortization expense of acquired intangible assets	0.02	0.01	0.05	0.03
Asset impairment related to facility exit (1)	—	—	—	—
Amortization of debt discount and issuance costs	0.09	0.09	0.28	0.27
Benefit for income taxes (2)	(0.01)	—	(0.01)	—
Adjustment to total fully diluted earnings per share (3)	0.03	0.03	0.09	0.09
Non-GAAP net income per share, diluted	$0.17	$0.15	$0.44	$0.38

Denominator:
Weighted-average shares used in computing GAAP net loss per share, diluted	141,422	136,385	140,403	134,938
Potentially diluted shares	8,233	10,220	10,175	10,389
Antidilutive impact of capped call transactions (4)	(2,740)	(1,692)	(2,704)	(844)
Weighted-average shares used in computing non-GAAP net income per share, diluted	146,915	144,913	147,874	144,483
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended April 30, 2022, we recorded a tax benefit of $1.6 million associated with a refund of certain foreign withholding taxes relating to the prior fiscal year. In the fiscal quarter ended January 31, 2022, we recorded a tax benefit of $0.4 million generated by intangible assets acquired in a business acquisition.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of our convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Calculated billings
Revenue	$286,807	$176,404	$772,887	$476,026
Add: Total deferred revenue, end of period	818,743	495,434	818,743	495,434
Less: Total deferred revenue, beginning of period	(759,931)	(446,817)	(630,601)	(369,767)
Calculated billings	$345,619	$225,021	$961,029	$601,693

Free cash flow
Net cash provided by operating activities	$77,241	$73,368	$218,774	$157,304
Less: Purchases of property, equipment and other assets	(27,604)	(14,812)	(48,046)	(34,215)
Less: Capitalized internal-use software	(5,892)	(2,775)	(14,167)	(7,047)
Free cash flow	$43,745	$55,781	$156,561	$116,042

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	27%	42%	28%	33%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(10)%	(8)%	(6)%	(7)%
Less: Capitalized internal-use software, as a percentage of revenue	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	15%	32%	20%	24%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from our convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions, any income tax benefits associated with business combinations and refunds of certain foreign withholding taxes related to prior fiscal periods. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the antidilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.